UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 20, 2009

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)

(925) 452-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition

On February 23, 2009, Taleo Corporation (the “Company”) issued a press release announcing a business update for its fourth quarter and fiscal year ended December 31, 2008.  A copy of the press release issued by Taleo concerning the foregoing update is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 23, 2009, Taleo Corporation issued a press release announcing that the Company’s previously issued financial statements for the years ended December 31, 2006 and 2007, and the interim financial statements for the quarters ended March 31, 2008 and June 30, 2008 will be restated to correct an error relating to the timing for revenue recognition for consulting services revenue under certain of the Company’s historical arrangements and an error relating to the timing of revenue recognition for set-up fees, an element of the Company’s application services revenue, for all new arrangements entered into on or after January 1, 2006.  In light of the restatement, the Company’s consolidated balance sheets as of December 31, 2006 and 2007, March 31, 2008, and June 30, 2008, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the fiscal years ended December 31, 2006 and 2007, and related auditors reports, and the quarters ended March 31, 2008 and June 30, 2008 should no longer be relied upon.

The decision was made by the Audit Committee of the Board of Directors, following consultation with and upon the recommendation of management, on February 20, 2009, after Deloitte & Touche LLP, the Company’s independent registered public accounting firm, requested on November 6, 2008 that the Company review certain of its historical revenue recognition practices.

In the course of the Company’s review of its revenue recognition practices, the Company has determined that recognition of consulting revenue as a separate unit of accounting in a multi-element arrangement, pursuant to Emerging Issues Task Force No. 00-21, Revenue Arrangements with Multiple Deliverables (“EITF 00-21”), was not appropriate in certain of its customer arrangements in which application services and consulting services were sold in the same arrangement.  Correction of this error will result in approximately $3 million of consulting revenue previously recognized on the basis of proportional performance, as has been the Company’s historical practice, being recognized ratably over the expected attribution period of the associated arrangement.

Also in connection with the Company’s review, the Company has determined that as of January 1, 2006, it would have been appropriate to recognize revenue from set-up fees, an element of the Company’s application revenue, over an expected attribution period longer than the typical three year term of the Company’s agreements, as had been the Company’s practice.  Correction of this error will result in approximately $200,000 of application revenue from set-up fees being recognized over an expected attribution period of seven years rather than the contract term of the arrangement with which the set-up fees are associated.

The Company continues to review its practices and, in connection with that review, intends to submit a pre-clearance submission to the Office of the Chief Accountant (the “OCA”) of the Securities and Exchange Commission.  The submission requests the OCA’s view regarding the Company’s historical application of EITF 00-21 to the timing of revenue recognition of the Company’s consulting services.  If the OCA does not agree with the Company’s historical application of EITF 00-21, the amount of the restatement of consulting revenue for prior periods may increase.

The Company’s management and the Audit Committee have discussed the decision to restate the previously issued financial statements and the matters disclosed in this filing with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits.
Exhibit No.	Description

99.1	Press Release dated February 23, 2009, entitled “Taleo Provides Q4 Business Update; Caps Powerful 2008.”
99.2	Press Release dated February 23, 2009, entitled “Taleo Announces Restatement of Financial Statements to Defer Approximately $3 Million in Revenue.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ Katy Murray
Katy Murray Executive Vice President and Chief Financial Officer

Date:  February 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 23, 2009, entitled “Taleo Provides Q4 Business Update; Caps Powerful 2008.”
99.2	Press Release dated February 23, 2009, entitled “Taleo Announces Restatement of Financial Statements to Defer Approximately $3 Million in Revenue.”